UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:
October 28, 2010

Maine & Maritimes Corporation
(Exact name of registrant as specified in its charter)

ME	333-103749	30-0155348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 789		04769
(Address of principal executive offices)		(Zip Code)

207 760 2499
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant

    (i)   On July 20, 2010, Maine & Maritimes Corporation (the “Company”) was notified that McGladrey & Pullen, LLP (“McGladrey”) had acquired certain assets of Caturano and Company, Inc. (formerly Caturano and Company, P.C.), the Company’s independent registered public accounting firm (“Caturano”), and substantially all of the officers and employees of Caturano joined McGladrey.  During the period from July 20, 2010 through October 28, 2010, Caturano was a registered public accounting firm in good standing with the PCAOB and continued to provide services to clients.  As a result of the acquisition of Caturano by McGladrey, Caturano notified the Company that it resigned as the independent registered public accounting firm for the Company , effective October 28, 2010.  Caturano and Company, Inc. remained the Company’s independent registered public accounting firm through the filing of the Form 10Q as of and for the periods ended September 30, 2010, filed by the Company on October 28, 2010.

(ii)          The audit reports of Caturano on the consolidated financial statements of the Company for the years ending December 31, 2008 and 2009 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified to the uncertainty, audit scope or accounting principles.

(iii)         During the two most recent fiscal years ended December 31, 2008 and 2009, and through October 28, 2010, there were: (1) no disagreements between the Company and Caturano on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Caturano would have caused them to make reference thereto in their reports on the Company’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

(iv)         The Company has provided Caturano a copy of the disclosures in this Form 8-K and has requested that Caturano furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements in this Item 4.01(a).  A copy of the letter dated October 28, 2010, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
16.1	Letter from Caturano and Company, dated October 28, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2010
MAINE & MARITIMES CORPORATION
By: /s/ Brent M. Boyles
Brent M. Boyles
President and CEO